As filed with the U.S. Securities and Exchange Commission on May 11, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2234473 (I.R.S. Employer Identification Number)
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(610) 373-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl Sottosanti
Executive Vice President, General Counsel and Secretary
Penn National Gaming, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(610) 378-8214
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Daniel A. Neff
Zachary S. Podolsky
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(2)	(2)	(2)	(2)
Preferred Stock	(2)	(2)	(2)	(2)
Depositary Shares	(2)	(2)	(2)	(2)
Debt Securities	(2)	(2)	(2)	(2)
Total	(2)	(2)	(2)	(2)

(1)
The securities of each class may be offered and sold by the Registrant or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS
PENN NATIONAL GAMING, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020

Unless the context requires otherwise, references to “Penn National,” the “Company,” “we,” “us,” “our” or similar terms are to Penn National Gaming, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.
This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.
ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, common stock, preferred stock, depositary shares or debt securities in one or more offerings.
Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
our Current Reports on Form 8-K filed on January 24, 2020, January 29, 2020, February 20, 2020, February 28, 2020, March 16, 2020, March 20, 2020, March 30, 2020 and April 20, 2020 (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400
Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at www.pngaming.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by

2

reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”. You may inspect reports, proxy statements and other information about us at the office of NASDAQ, One Liberty Plaza, 165 Broadway, New York, New York 10006.
FORWARD-LOOKING STATEMENTS
This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are included throughout the document, including within “Risk Factors,” and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: the reopening of the U.S. economy, the COVID-19 pandemic and potential new treatments and vaccines; the length of time the Company’s gaming properties will be required to remain closed and the impact of these continued closures on the Company and its stakeholders; the demand for gaming once the properties reopen as well as the impact of post opening restrictions; the impact of COVID-19 on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, operations, supply chain and personnel; the potential benefits and expected timing of the Morgantown and Perryville transactions with Gaming and Leisure Properties, Inc., a real estate investment trust (“GLPI”); the Company’s estimated cash burn, future liquidity, future revenue and Adjusted EBITDAR; availability of potential benefits to us under the CARES Act or other legislation that may be enacted in response to the COVID-19 pandemic; our future financial performance; the expected benefits and potential challenges of the investment in Barstool Sports, Inc. (“Barstool Sports”), including the benefits for the Company’s online and retail sports betting and iCasino products; the expected financial returns from the transaction with Barstool Sports; the expected launch of the Barstool-branded mobile sports betting product and its future revenue and profit contributions; property level operating margins; growth opportunities and potential synergies related to the acquisition of Pinnacle Entertainment, Inc. and the ability of the Company to obtain third-party approvals, including regulatory approvals; our expectations of future results of operations and financial condition; our expectations for our properties, our development projects or our iGaming initiatives; the timing, cost and expected impact of planned capital expenditures on our results of operations; our expectations with regard to the impact of competition; our expectations with regard to acquisitions, potential divestitures and development opportunities, as well as the integration of and synergies related to any companies we have acquired or may acquire; the outcome and financial impact of the litigation in which we are or will be periodically involved; the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new business partners; our expectations with regard to the impact of competition in online sports betting, iGaming and retail/mobile sportsbooks as well as the potential impact of this business line on our existing businesses; the performance of our partners in online sports betting, iGaming and retail/mobile sportsbooks, including the risks associated with any new business, the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to online sports betting, iGaming and retail/mobile sportsbooks and the impact of any such actions; and our expectations regarding economic and consumer conditions. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or

3

pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (d) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (e) our ability to access additional capital on favorable terms or at all; (f) our ability to remain in compliance with the financial covenants of our debt obligations; (g) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (h) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and our ability to attract and retain employees; (i) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (j) the impact of new or changes in current laws, regulations, rules or other industry standards; (k) the ability of our operating teams to drive revenue and margins; (l) the impact of significant competition from other gaming and entertainment operations; (m) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (n) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business (such as a smoking ban at any of our properties or the award of additional gaming licenses proximate to our properties, as recently occurred with Illinois and Pennsylvania legislation); (o) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (p) the activities of our competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and video gaming terminals in bars and truck stops); (q) increases in the effective rate of taxation for any of our operations or at the corporate level; (r) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (s) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (t) our expectations for the continued availability and cost of capital; (u) the impact of weather, including flooding, hurricanes and tornadoes; (v) changes in accounting standards; (w) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (x) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; (y) with respect to our proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (z) other factors included in “Risk Factors,” of this prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

4

THE COMPANY
Penn National is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing properties, sports betting operations, and video gaming terminal operations. We are licensed to offer live sports betting at our properties in Indiana, Iowa, Michigan, Mississippi, Nevada, Pennsylvania and West Virginia. We operate an interactive gaming (“iGaming”) division through our subsidiary, Penn Interactive Ventures, LLC, which has launched an online casino (“iCasino”) in Pennsylvania through our HollywoodCasino.com gaming platform and entered into multi-year agreements with leading sports betting operators for online sports betting and iGaming market access across our portfolio of properties. We also have a 36% equity interest in Barstool Sports, a leading digital sports, entertainment and media platform. Our MYCHOICE® customer loyalty program provides our members with various benefits, including complimentary goods and/or services.
As of March 31, 2020, we owned, managed, or had ownership interests in 41 properties in 19 states. The majority of the real estate assets (i.e., land and buildings) used in the Company’s operations are subject to triple net master leases with subsidiaries of GLPI, the most significant of which are the Master Lease between GLP Capital, L.P. and Penn Tenant, LLC dated November 1, 2013, as amended, and the Master Lease, dated April 28, 2016, by and between Gold Merger Sub, LLC and Pinnacle MLS, LLC, as amended.
We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”.
INDUSTRY AND MARKET DATA
We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF COMMON STOCK, PREFERRED STOCK,
DEPOSITARY SHARES AND DEBT SECURITIES
The description of our common stock, preferred stock, depositary shares or debt securities, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

5

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities, or Ballard Spahr LLP, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from Penn National Gaming’s Annual Report on Form 10-K, and the effectiveness of Penn National Gaming’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

6

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Penn National Gaming, Inc. (the “Company”).
Filing Fee – Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue Sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous expenses	(2)
Total expenses	$(2)

(1)
The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fees until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Under Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (“PBCL”), a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses (including attorneys’ fees) actually and reasonably incurred in defense and settlement of such action and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

(2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
(3) by the shareholders.
Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director or officer of a business corporation is successful on the merits or otherwise in defense of a proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer or director of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.
Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
The Penn National bylaws provide for indemnification, to the fullest extent permitted by Pennsylvania law, for directors, officers and certain employees against all liability, loss and expense (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person by reason of the fact that such person is or was a director or officer of Penn National, or is or was serving at the request of Penn National as a director, officer, employee, agent, fiduciary or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise or entity. The Penn National bylaws also require the advancement of expenses. PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against any liability asserted against such person and incurred by such individual in any such capacity, or arising out of his or her status as such, whether or not the corporation or other enterprise would have the power to indemnify the person against such liability under the provisions described above.
Article VIII of the Penn National bylaws provides that, among other things, it may purchase and maintain insurance to secure its indemnification provisions.
Penn National maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, Penn National may receive reimbursement for amounts as to which the directors and officers are indemnified by Penn National under the bylaw indemnification provisions described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the bylaw indemnification provisions described above.
As permitted by PBCL Section 1713, the Penn National bylaws provide that no director shall be personally liable, as such, for monetary damages for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his or her office under the articles, bylaws or the PBCL; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his or her duties as a director or as a member of any committee of the board of directors in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
The foregoing summaries are subject to the complete text of the PBCL and the Penn National articles of incorporation and bylaws and are qualified in their entirety by reference thereto.
Item 16.
Exhibits

LIST OF EXHIBITS
Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement for any offering of securities.
2.1**	Agreement and Plan of Merger by and among Pinnacle Entertainment, Inc., Penn National Gaming, Inc. and Franchise Merger Sub, Inc., dated as of December 17, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.2**	Membership Interest Purchase Agreement by and among Boyd Gaming Corporation, Boyd TCIV, LLC, Penn National Gaming, Inc., Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.3**	Consent Agreement by and among Gaming and Leisure Properties, Inc., Gold Merger Sub, LLC, PA Meadows, LLC, WTA II, Inc., CCR Pennsylvania Racing, Inc., Penn National Gaming, Inc., PNK Development 33, LLC, Pinnacle Entertainment, Inc. and Pinnacle MLS, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.4**	Master Lease Commitment and Rent Allocation Agreement by and among Boyd Gaming Corporation, Boyd TCIV, LLC, Penn National Gaming, Inc., Gaming and Leisure Properties, Inc. and Gold Merger Sub, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.5**	Purchase Agreement by and between Plainville Gaming and Redevelopment, LLC, Penn National Gaming, Inc. and Gold Merger Sub, LLC, dated as of December 17, 2017 (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.6**	Purchase Agreement by and between Penn National Gaming, Inc., Gold Merger Sub, LLC, and upon their execution and delivery of the joinder, PNK (Ohio), LLC and Pinnacle Entertainment, Inc., dated as of December 17, 2017 (incorporated by reference to Exhibit 2.6 to the Company’s Current Report on Form 8-K filed on December 20, 2017). (SEC File No. 000-24206).
2.7**	Agreement and Plan of Merger dated as of June 18, 2018, among VICI Properties Inc., Riverview Merger Sub Inc., Penn Tenant II, LLC, Penn National Gaming, Inc., Bossier Casino Venture (HoldCo), Inc. and Silver Slipper Gaming, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 19, 2018). (SEC File No. 000-24206).

Exhibit No.	Description of Exhibit
2.8**	Transaction Agreement, dated as of November 13, 2018, among Penn Tenant III, LLC, VICI Properties L.P., and Greektown Mothership LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 14, 2018). (SEC File No. 000-24206).
2.9**	Stock Purchase Agreement by and among Penn National Gaming, Inc., Barstool Sports, Inc., TCG XII, LLC, TCG Digital Spots, LLC and the Individuals Set Forth on Schedule A, dated as of January 28, 2020 (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 29, 2020). (SEC File No. 000-24206).
2.10**	Stock Purchase Agreement by and among Penn National Gaming, Inc., Barstool Sports, Inc., TCG XII, LLC, TCG Digital Spots, LLC and the Individuals Set Forth on Schedule A, dated as of January 28, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 29, 2020). (SEC File No. 000-24206).
2.11	Binding Term Sheet by and among Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc., dated as of March 27, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report filed on Form 8-K on March 30, 2020). (SEC File No. 000-24206).
2.12**	Purchase Agreement by and among Tropicana Las Vegas, Inc., Penn National Gaming, Inc., GLP Capital, L.P., Gold Merger Sub, LLC, PA Meadows, LLC, Tropicana LV LLC and, solely for the purposes set forth therein, Gaming and Leisure Properties, Inc., dated as of April 16, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report filed on Form 8-K on April 20, 2020). (SEC File No. 000-24206).
2.13**	Lease by and among Tropicana Land LLC and Tropicana Las Vegas, Inc., dated as of April 16, 2020 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report filed on Form 8-K on April 20, 2020). (SEC File No. 000-24206).
3.1	Amended and Restated Articles of Incorporation of Penn National Gaming, Inc., filed with the Pennsylvania Department of State on October 15, 1996, as amended by the Articles of Amendments to the Amended and Restated Articles of Incorporation filed with the Pennsylvania Department of State on November 13, 1996, July 23, 2001 and December 28, 2007, the Statement with Respect to Shares of Series C Convertible Preferred Stock of Penn National Gaming, Inc., dated as of January 17, 2013, and the Statement with Respect to Shares of Series D Convertible Preferred Stock of Penn National Gaming, Inc., dated as of February 19, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2020). (SEC File No. 000-24206).
3.2	Fourth Amended and Restated Bylaws of Penn National Gaming, Inc., as amended on May 28, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2019). (SEC File No. 000-24206).
4.1	Specimen certificate for shares of Common Stock, par value of $.01 per share, for Penn National Gaming, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003). (SEC File No. 000-24206).
4.2*	Form of Specimen Preferred Stock Certificate.
4.3*	Form of Deposit Agreement for Depositary Shares.
4.4	Form of Indenture.
4.5*	Form of Note.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
5.2	Opinion of Ballard Spahr LLP.

Exhibit No.	Description of Exhibit
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2).
23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on signature page of this Registration Statement).
25.1	Statement of Eligibility of Wells Fargo Bank, N.A., as Trustee under the Indenture.

*
To be filed as an exhibit to a document to be incorporated by reference in this registration statement.

**
Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn National agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

Item 17.
Undertakings

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.
(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on this 11th day of May, 2020.
PENN NATIONAL GAMING, INC.
By:   /s/ Jay A. Snowden

Name: Jay A. Snowden
Title: President and Chief Executive Officer
POWER OF ATTORNEY
BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jay A. Snowden and Carl Sottosanti and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ Jay A. Snowden Jay A. Snowden	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2020
/s/ David Williams David Williams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 11, 2020
/s/ Christine LaBombard Christine LaBombard	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 11, 2020
/s/ David A. Handler David A. Handler	Director, Chairman of the Board	May 11, 2020
/s/ John M. Jacquemin John M. Jacquemin	Director	May 11, 2020
/s/ Ronald J. Naples Ronald J. Naples	Director	May 11, 2020

Signatures	Title	Date
/s/ Saul V. Reibstein Saul V. Reibstein	Director	May 11, 2020
/s/ Barbara Z. Shattuck Kohn Barbara Z. Shattuck Kohn	Director	May 11, 2020
/s/ Jane Scaccetti Jane Scaccetti	Director	May 11, 2020